Exhibit 99.1


                              Attachment to Form 3


                             JOINT FILER INFORMATION


Name and Address:                              Daniel S. Loeb
                                               390 Park Avenue
                                               New York, NY 10022


Date of Event Requiring Statement:             02/02/07
Issuer and Ticker Symbol:                      Flow International Corporation
                                                (FLOW)
Relationship to Issuer:                        10% Owner
Designated Filer:                              Third Point LLC


TABLE I INFORMATION

Title of Security:                             Common Stock
Amount of Securities Beneficially Owned        5,060,000
Ownership Form:                                I
Nature of Indirect Beneficial Ownership:       (1)


Signature                                      DANIEL S. LOEB

                                               By: /s/ Justin Nadler
                                                   -----------------------------
                                                   Name:  Justin Nadler
                                                   Title: Attorney-in-Fact